Exhibit 10.15

AMENDMENT TO
THIRD AMENDED AND RESTATED
NOTE ISSUANCE AND SECURITY AGREEMENT

This Amendment to Third Amended and Restated Note Issuance and Security Agreement (this “Amendment”) is entered into effective as of November 18, 2013, by and among the below-identified parties for the purposes of amending certain provisions of that certain Third Amended and Restated Note Issuance and Security Agreement dated as of November 1, 2011 (the “NISA”):

GWG Life Settlements, LLC (as “Borrower,” as such term is defined in the NISA); and

Lord Securities Corporation (as “Trustee” of the “GWG Trust,” as such terms are defined in the NISA).

INTRODUCTION

The parties entered into the NISA on November 1, 2011 in connection with the public offering of “Renewable Secured Debentures” by GWG Holdings, Inc., a Delaware corporation and the parent corporation of the Borrower, and the related guarantee by the Borrower.  The parties now wish to amend the representation and warranty of the Borrower contained in Section 9.1(i) of the NISA.

AGREEMENT

Now, Therefore, in consideration of the foregoing premises, the parties hereby agree as follows:

1.           Section 9.1(i) is hereby amended and restated to read in its entirety as follows:

(i)           Proceedings.  There is no:  (a) order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority to which the Borrower, GWG DLP Funding II, LLC, Subsidiaries, the Master Trusts or GWG Holdings, Inc. is subject; or (b) action, suit, arbitration, regulatory proceeding or investigation, pending before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against the Borrower, GWG DLP Funding II, LLC, Subsidiaries, the Master Trusts or GWG Holdings, Inc.; and that, in any case covered by clauses (a) or (b) above, relate to a violation of law or involve an allegation thereof by any of the foregoing persons which, individually or in the aggregate, could have a Material Adverse Effect.  Furthermore, there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, the Promissory Notes or any other Transaction Document, (B) seeking to prevent the issuance of the Promissory Notes or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (C) seeking to adversely affect the federal income tax attributes of the Borrower, GWG DLP Funding II, LLC, Subsidiaries or the Master Trusts.

2.           Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the NISA.

3.           The internal law of the State of New York shall govern this Amendment, without regard to the conflicts-of-law provisions thereof.

4.           The parties may sign any number of copies of this Amendment in counterparts.  Each signed copy shall be an original, but all of them together represent the same agreement.  Signatures to this Amendment may be delivered through facsimile, electronic mail or other forms of electronic communication.

5.           Other than as expressly set forth in this Amendment, the terms and conditions of the NISA shall remain unaffected hereby.

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In Witness Whereof, the undersigned parties have caused their duly authorized representatives to set their hand this instrument as of the date first set forth above.

GWG LIFE SETTLEMENTS, LLC:

By:	/s/ Jon Sabes
Jon R. Sabes
Chief Executive Officer

LORD SECURITIES CORPORATION (solely in its role as Trustee of the GWG LifeNotes Trust, a Minnesota trust):
By:	/s/ Michael R. Newell
Name: Michael R. Newell
Title: Vice President

Signature Page –
Amendment to Third Amended and Restated Note Issuance and Security Agreement